UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 9, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On December 9, 2014, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the second quarter of fiscal year 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the second quarter fiscal year 2015 earnings presentation.

Exhibit No.	Description

99.1     Press release dated December 9, 2014 titled “John Wiley & Sons, Inc. Reports Second Quarter Fiscal Year 2015 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10   Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:                                                                  Media Contact:
Brian Campbell, Investor Relations                                    Linda Dunbar, Media Relations
201.748.6874                                                                           201.748.6390
brian.campbell@wiley.com                                                  ldunbar@wiley.com

John Wiley & Sons, Inc. Reports Second Quarter Fiscal Year 2015 Results

•	Revenue of $477 million, up 6% over prior year on a constant currency basis
•	Journal subscription revenue of $168 million, up 2% on a constant currency basis
•	Adjusted EPS of $0.90, up 8% on a constant currency basis
•	Full year financial outlook reaffirmed

December 9, 2014 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the second quarter of fiscal year 2015:

                                                                                                                                                                                                                                                                                                                 Change
$ millions	FY15	FY14	Excluding FX	Including FX
ADJUSTED
Revenue Q2 6 Months	$477 $915	$449 $860	6% 5%	6% 6%
EPS Q2 6 Months	$0.90 $1.46	$0.84 $1.35	8% 8%	7% 8%
US GAAP
Revenue Q2 6 Months	$477 $915	$449 $860	6% 5%	6% 6%
EPS Q2 6 Months	$0.90 $1.46	$0.61 $1.22	49% 20%	48% 20%
Please see the attached financial schedules for more detail

Management Commentary
“Our second quarter revenue growth reflects sustained momentum in Research journals and the expansion of our digital solutions portfolio across Professional Development and Education,” said Steve Smith, President and CEO. “We delivered another quarter of solid earnings growth, resulting from the combination of continued revenue growth and efficiency gains from restructuring.”

Fiscal Year 2015 Outlook
Wiley is reaffirming its fiscal year 2015 outlook of mid-single-digit revenue growth and EPS in a range of $3.25 to $3.35.

Second Quarter and First Half Summary
•
Second quarter revenue grew 6% on both a reported and constant currency basis to $477 million due to growth in Research (+5%) and Education (+3%), accompanied by contributions from CrossKnowledge and Profiles International, which were acquired at the end of the prior fiscal year.  First half revenue grew 5% on a constant currency basis to $915 million.

•
Adjusted earnings per share (EPS) grew 8% on a constant currency basis to $0.90.  Adjusted EPS excludes certain one-time or unusual items in the prior year as further described in the attached reconciliation of US GAAP to Adjusted EPS.  Adjusted EPS growth was due to revenue growth in Research, including approximately $10 million for the sale of a backfile license, and company-wide cost savings resulting from restructuring partially offset by the dilutive impacts of investments in Talent Solutions and Education Services.  Adjusted EPS for the first six months rose 8% to $1.46.

•
Adjusted shared services costs decreased 1% on a constant currency basis to $123 million, with Distribution and Operation Services (-12%) and Technology and Content Management (-1%) offsetting higher Other Administration costs (+10%) related to the acquisition of CrossKnowledge.  Adjusted shared services and administrative costs, excluding the impact of currency, were down 1% in the first half of the year.

•
Free Cash Flow was a use of $141 million for the first half of the year as compared to a use of $112 million in the prior year period, mainly due to higher fiscal year 2014 annual incentive compensation payments, which were paid in the first quarter of fiscal year 2015, and restructuring payments related to reorganization.  Note that free cash flow is seasonally negative in the first half of Wiley’s fiscal year principally due to the timing of annual journal subscription cash collections.

•
Share Repurchases: Wiley repurchased 532,010 shares in the quarter at a cost of $29.4 million, or $55.19 per share.  For the first six months, Wiley repurchased 732,502 shares at a cost of $41.5 million, or $56.70/share.

•
Reorganization:  On November 13, the Company announced plans to reorganize the Research business. The reorganization will provide sharper focus on managing the portfolio of journal-related products and services.  The books-related portion of Research will be managed toward increasing operating synergies with the Professional Development books business.

Third Quarter Restructuring Charge
The Company expects to record a restructuring charge of approximately $18 million in the third quarter.  Roughly half of the expected charge is related to the completion of facility consolidations and dispositions in connection with prior restructuring actions.  The restructuring charge will also include severance costs for reorganization and consolidation plans, primarily in Research and books, consistent with the November reorganization announcement.

Revised Allocations of Shared Services and Administrative Costs
In the first quarter of fiscal year 2015, the Company consolidated certain decentralized business functions (Content Management, Vendor Procurement Services, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The costs of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions.  Prior year amounts have been revised to reflect the same reporting methodology.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction.  Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue:  Second quarter revenue of $264.8 million grew 5% on a constant currency basis.  Steady growth continued in Journal Subscription revenue (+2%) and Funded Access (+30%).  Growth in Other Journal Revenue (+55%) included approximately $10 million for the sale of a backfile license.  Books/References and Other Research revenue fell 9% and 13%, respectively.  For the first six months, Research revenue increased 2% on a constant currency basis, to $519.7 million.

•	Calendar Year 2014 Journal Subscriptions: Through November 30, 2014, calendar year 2014 journal subscriptions increased 1.8% on a constant currency basis with nearly all expected business closed.
•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit after allocated shared service and administrative costs of $78.8 million increased 9% on a constant currency basis, the result of revenue growth and cost savings.  For the first six months, adjusted contribution to profit grew 5% to $148.4 million.

•
Society Business:  Three new society journals were signed in the quarter with combined annual revenue of $0.9 million; three were renewed worth $0.8 million annually; and two were not renewed, worth $0.4 million.

•
Swets Bankruptcy:  Swets Information Services, a global library subscription agent based in Amsterdam, declared bankruptcy in late September.  Impact to CY15 journal subscription revenue is expected to be on the order of $5 million.  Wiley continues to investigate the matter and will provide an update when it releases third quarter earnings.

PROFESSIONAL DEVELOPMENT
•
Revenue:  Second quarter revenue grew 14% on a constant currency basis to $105.7 million due to contribution from recent acquisitions, with full quarter revenue from both CrossKnowledge (+$11.3 million) and Profiles International (+$5.9 million). Excluding the contributions from both acquisitions, revenue was down 4% from prior year as declines in Book sales (-9%) exceeded growth in Online Test Preparation and Certification (+30%) and other Assessment revenue (+9%).  Revenue for the first six months increased 12% on a constant currency basis to $198 million, reflecting four months of operating results from CrossKnowledge.   As previously noted, financial results for the recently acquired CrossKnowledge are reported on a two-month delay pending implementation of reporting process improvements.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit after allocated shared service and administrative costs rose 2% to $9.7 million primarily due to restructuring savings offset by investment in Talent Solutions, which was dilutive to earnings, as expected.  Adjusted contribution to profit for the first six months increased 48% on a constant currency basis.

•
Online Learning and Training:  CrossKnowledge recently launched new learning modules featuring the latest in interactive content and mobile integration adapted for touch-screen technology.  This new collection was designed with CrossKnowledge's authoring and publishing system, Mohive, which allows for quick customization and natively integrates web accessibility.

EDUCATION
•
Revenue:  Second quarter revenue on a constant currency basis grew 3% to $106.5 million, with double digit growth in Custom Products (+11%), Course Workflow Solutions (16%), and Education Services (+19%) offsetting a 7% decline in Books. Revenue for the first six months grew 7% on a constant currency basis.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit after shared service and administrative costs fell 11% to $19.5 million, reflecting investment in Deltak.    Adjusted contribution to profit for the first six months grew 2% on a constant currency basis.

•
Education Services (Deltak):  In the quarter, Education Services added the University of Birmingham as its first European online program partner.  The university is the UK’s 11th largest with over 19,000 undergraduate and 9,000 postgraduate students.  At quarter-end, Education Services had 37 partners and 181 programs (156 revenue-generating and 25 in development).

Earnings Conference Call
•	Scheduled for today, December 9, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 505-4369 and enter the participant code 8589771#
•	International callers, please dial (719) 325-2435 and enter the participant code 8589771#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2014 AND 2013
(in thousands, except per share amounts)

SECOND QUARTER ENDED OCTOBER 31,

	2014			2013			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$476,972	-	476,972	449,153	-	449,153	6%	6%

Costs and Expenses
Cost of Sales	134,541	-	134,541	130,352	-	130,352	3%	3%
Operating and Administrative	253,328	-	253,328	237,526	-	237,526	7%	6%
Restructuring Charges (A)	-	-	-	15,316	(15,316)	-
Impairment Charges (B)	-	-	-	4,786	(4,786)	-
Amortization of Intangibles	13,099	-	13,099	10,986	-	10,986	19%	17%

Total Costs and Expenses	400,968	-	400,968	398,966	(20,102)	378,864	1%	5%

Operating Income	76,004	-	76,004	50,187	20,102	70,289	51%	10%
Operating Margin	15.9%		15.9%	11.2%		15.6%

Interest Expense	(4,506)	-	(4,506)	(3,392)	-	(3,392)	33%	33%
Foreign Exchange Gain (Loss)	210	-	210	(581)	-	(581)	-136%	2%
Interest Income and Other	1,108	-	1,108	491	-	491	126%	126%

Income Before Taxes	72,816	-	72,816	46,705	20,102	66,807	56%	10%

Provision (Benefit) for Income Taxes (A-B)	19,039	-	19,039	10,508	6,362	16,870	81%	14%

Net Income	$53,777	-	53,777	36,197	13,740	49,937	49%	9%

Earnings Per Share- Diluted (A-B)	$0.90	-	0.90	0.61	0.23	0.84	48%	8%

Average Shares - Diluted	59,756	59,756	59,756	59,416	59,416	59,416

SIX MONTHS ENDED OCTOBER 31,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-C)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$914,889	-	914,889	860,173	-	860,173	6%	5%

Costs and Expenses
Cost of Sales	258,594	-	258,594	250,143	-	250,143	3%	2%
Operating and Administrative	505,062	-	505,062	474,521	-	474,521	6%	5%
Restructuring (Credits) Charges (A)	(155)	155	-	23,071	(23,071)	-
Impairment Charges (B)	-	-	-	4,786	(4,786)	-
Amortization of Intangibles	25,754	-	25,754	21,901	-	21,901	18%	15%

Total Costs and Expenses	789,255	155	789,410	774,422	(27,857)	746,565	2%	4%

Operating Income	125,634	(155)	125,479	85,751	27,857	113,608	47%	10%
Operating Margin	13.7%		13.7%	10.0%		13.2%

Interest Expense	(8,650)	-	(8,650)	(6,863)	-	(6,863)	26%	26%
Foreign Exchange Gain (Loss)	45	-	45	300	-	300	-85%	15%
Interest Income and Other	1,418	-	1,418	1,629	-	1,629	-13%	-13%

Income Before Taxes	118,447	(155)	118,292	80,817	27,857	108,674	47%	9%

Provision (Benefit) for Income Taxes (A-C)	31,024	(24)	31,000	8,687	19,779	28,466	257%	9%

Net Income	$87,423	(131)	87,292	72,130	8,078	80,208	21%	9%

Earnings Per Share- Diluted (A-C)	$1.46	-	1.46	1.22	0.14	1.35	20%	8%

Average Shares - Diluted	59,777	59,777	59,777	59,294	59,294	59,294

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2014 AND 2013

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Second Quarter Ended		Six Months Ended
	October 31,		October 31,
	2014	2013	2014	2013

US GAAP Earnings Per Share - Diluted	$0.90	$0.61	$1.46	$1.22
Adjusted to exclude the following:
Restructuring Charges (A)	-	(0.17)	-	(0.26)
Impairment Charges (B)	-	(0.06)	-	(0.06)
Deferred Income Tax Benefit on UK Rate Change (C)	-	-	-	0.18

Adjusted Earnings Per Share - Diluted	$0.90	$0.84	$1.46	$1.35

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the six months ended October 31, 2014 and the three and six months ended October 31, 2013 exclude restructuring (credits) charges related to the Company's Restructuring and Reinvestment Program of ($0.2 million), $15.3 million or $0.17 per share, and $23.1 million or $0.26 per share, respectively.

(B)		IMPAIRMENT CHARGES: The adjusted results for the three and six months ended October 31, 2013 exclude impairment charges related to certain technology investments of $4.8 million or $0.06 per share.
(C)
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the six months ended October 31, 2013 exclude deferred tax benefits of $10.6 million, or $0.18 per share, associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3%.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2014 AND 2013
(in thousands)

SECOND QUARTER ENDED OCTOBER 31,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$264,825	-	264,825	252,947	-	252,947	5%	5%
Professional Development	105,667	-	105,667	92,545	-	92,545	14%	14%
Education	106,480	-	106,480	103,661	-	103,661	3%	3%

Total	$476,972	-	476,972	449,153	-	449,153	6%	6%

Direct Contribution to Profit
Research	$121,577	-	121,577	112,854	3,401	116,255	8%	5%
Professional Development	36,799	-	36,799	34,972	2,114	37,086	5%	-1%
Education	40,154	-	40,154	40,484	210	40,694	-1%	0%

Total	$198,530	-	198,530	188,310	5,725	194,035	5%	3%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$78,753	-	78,753	69,664	3,401	73,065	13%	9%
Professional Development	9,725	-	9,725	7,504	2,114	9,618	30%	2%
Education	19,505	-	19,505	22,185	210	22,395	-12%	-11%

Total	$107,983	-	107,983	99,353	5,725	105,078	9%	4%

Unallocated Shared Services and Admin. Costs	(31,979)	-	(31,979)	(49,166)	14,377	(34,789)	-35%	-8%

Operating Income	$76,004	-	76,004	50,187	20,102	70,289	51%	10%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(22,443)	-	(22,443)	(27,642)	2,361	(25,281)	-19%	-12%
Technology and Content Management	(59,452)	-	(59,452)	(70,780)	10,960	(59,820)	-16%	-1%
Finance	(12,817)	-	(12,817)	(13,457)	-	(13,457)	-5%	-5%
Other Administration	(27,814)	-	(27,814)	(26,244)	1,056	(25,188)	6%	10%
Total	$(122,526)	-	(122,526)	(138,123)	14,377	(123,746)	-11%	-1%

SIX MONTHS ENDED OCTOBER 31,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$519,695	-	519,695	498,735	-	498,735	4%	2%
Professional Development	197,994	-	197,994	176,631	-	176,631	12%	12%
Education	197,200	-	197,200	184,807	-	184,807	7%	7%

Total	$914,889	-	914,889	860,173	-	860,173	6%	5%

Direct Contribution to Profit
Research	$235,428	(185)	235,243	222,861	5,372	228,233	6%	2%
Professional Development	69,140	245	69,385	61,189	5,667	66,856	13%	3%
Education	68,306	51	68,357	64,630	258	64,888	6%	6%

Total	$372,874	111	372,985	348,680	11,297	359,977	7%	3%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$148,604	(185)	148,419	135,413	5,372	140,785	10%	5%
Professional Development	17,323	245	17,568	6,234	5,667	11,901	-	48%
Education	28,176	51	28,227	27,651	258	27,909	2%	2%

Total	$194,103	111	194,214	169,298	11,297	180,595	15%	7%

Unallocated Shared Services and Admin. Costs	(68,469)	(266)	(68,735)	(83,547)	16,560	(66,987)	-18%	1%

Operating Income	$125,634	(155)	125,479	85,751	27,857	113,608	47%	10%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(46,503)	384	(46,119)	(53,090)	2,574	(50,516)	-12%	-10%
Technology and Content Management	(121,274)	(557)	(121,831)	(130,667)	10,960	(119,707)	-7%	1%
Finance	(26,459)	(93)	(26,552)	(26,242)	-	(26,242)	1%	0%
Other Administration	(53,004)	-	(53,004)	(52,930)	3,026	(49,904)	0%	5%
Total	$(247,240)	(266)	(247,506)	(262,929)	16,560	(246,369)	-6%	-1%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment. Certain prior year amounts have been reclassified to conform to the current year's presentation.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2014 AND 2013
(in thousands)

	Second Quarter Ended				Six Months Ended
	October 31,				October 31,
	2014	2013	% Change	% Change excl. FX	2014	2013	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	121,577	112,854	8%	8%	235,428	222,861	6%	4%
Restructuring (Credits) Charges (A)	-	3,401			(185)	5,372
Adjusted Direct Contribution to Profit	121,577	116,255	5%	5%	235,243	228,233	3%	2%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(11,449)	(11,828)	-3%	-4%	(23,419)	(23,395)	0%	-3%
Technology and Content Management	(25,314)	(24,843)	2%	1%	(51,186)	(51,081)	0%	-2%
Occupancy and Other	(6,061)	(6,519)	-7%	-7%	(12,219)	(12,972)	-6%	-8%
Adjusted Contribution to Profit (after allocated	78,753	73,065	8%	9%	148,419	140,785	5%	5%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	36,799	34,972	5%	5%	69,140	61,189	13%	13%
Restructuring Charges (A)	-	2,114			245	5,667
Adjusted Direct Contribution to Profit	36,799	37,086	-1%	-1%	69,385	66,856	4%	3%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(7,991)	(9,503)	-16%	-16%	(16,270)	(19,156)	-15%	-16%
Technology and Content Management	(11,953)	(12,969)	-8%	-9%	(22,797)	(26,038)	-12%	-13%
Occupancy and Other	(7,130)	(4,996)	43%	43%	(12,750)	(9,761)	31%	31%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	9,725	9,618	1%	2%	17,568	11,901	48%	48%

Education:
Direct Contribution to Profit	40,154	40,484	-1%	0%	68,306	64,630	6%	6%
Restructuring Charges (A)	-	210			51	258
Adjusted Direct Contribution to Profit	40,154	40,694	-1%	0%	68,357	64,888	5%	6%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,226)	(3,848)	-16%	-16%	(6,545)	(7,889)	-17%	-17%
Technology and Content Management	(13,828)	(11,407)	21%	21%	(26,815)	(23,044)	16%	16%
Occupancy and Other	(3,595)	(3,044)	18%	18%	(6,770)	(6,046)	12%	12%
Adjusted Contribution to Profit (after allocated	19,505	22,395	-13%	-11%	28,227	27,909	1%	2%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	107,983	105,078	3%	4%	194,214	180,595	8%	7%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(31,979)	(49,166)	-35%	-35%	(68,469)	(83,547)	-18%	-19%
Restructuring (Credits) Charges (A)	-	9,591			(266)	11,774
Impairment Charges (B)	-	4,786			-	4,786
Adjusted Unallocated Shared Services and Admin. Costs	(31,979)	(34,789)	-8%	-8%	(68,735)	(66,987)	3%	1%

Adjusted Operating Income	76,004	70,289	8%	10%	125,479	113,608	10%	10%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment. Certain prior year amounts have been reclassified to conform to the current year's presentation.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2014 AND 2013
(in thousands)

	Second Quarter				Six Months
	Ended October 31,		% of	% Change	Ended October 31,		% of	% Change
	2014	2013	Revenue	excl. FX	2014	2013	Revenue	excl. FX

RESEARCH
Research Communication:
Journal Subscriptions	$168,315	164,119	64%	2%	$337,138	324,339	127%	2%
Funded Access	5,067	3,857	2%	30%	10,496	7,191	4%	41%
Other Journal Revenue	36,425	23,534	14%	55%	62,887	49,094	24%	26%
	209,807	191,510	79%	9%	410,521	380,624	155%	6%

Books and References:
Print Books	26,843	31,069	10%	-14%	52,915	58,493	20%	-11%
Digital Books	9,957	9,383	4%	6%	19,213	18,952	7%	-1%
	36,800	40,452	14%	-9%	72,128	77,445	27%	-9%

Other Research Revenue	18,218	20,985	7%	-13%	37,046	40,666	14%	-10%

Total Revenue	$264,825	252,947	100%	5%	$519,695	498,735	196%	2%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$52,685	59,794	50%	-12%	$108,612	116,102	103%	-7%
Digital Books	14,465	13,980	14%	3%	24,964	25,637	24%	-3%
Online Test Preparation and Certification	5,538	4,275	5%	30%	8,487	7,121	8%	19%
Other Knowledge Service Revenue	6,539	5,942	6%	10%	12,315	12,630	12%	-3%
	79,227	83,991	75%	-6%	154,378	161,490	146%	-5%

Talent Solutions:
Assessment	15,187	8,554	14%	78%	28,309	15,141	27%	87%
Online Learning and Training	11,253	-	11%		15,307		14%
	26,440	8,554	25%	209%	43,616	15,141	41%	188%

Total Revenue	$105,667	92,545	100%	14%	$197,994	176,631	187%	12%

EDUCATION
Books:
Print Textbooks	$41,778	45,202	39%	-6%	$86,313	86,574	81%	0%
Digital Books	8,450	9,360	8%	-10%	14,154	13,560	13%	4%
	50,228	54,562	47%	-7%	100,467	100,134	94%	1%

Custom Products	16,363	14,762	15%	11%	35,935	31,074	34%	16%

Course Workflow Solutions (WileyPLUS)	18,397	15,916	17%	16%	19,711	17,012	19%	16%

Education Services (Deltak)	19,699	16,551	19%	19%	35,935	31,251	34%	15%

Other Education Revenue	1,793	1,870	2%	-4%	5,152	5,336	5%	-3%

Total Revenue	$106,480	103,661	100%	3%	$197,200	184,807	185%	7%

Note: Segment Revenue Categorization
Wiley has modified its segment product revenue categories to reflect recent changes to the business, including acquisitions and restructuring. All prior periods have been revised to reflect the new categorization.

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	October 31,		April 30,
	2014	2013	2014

Current Assets
Cash & cash equivalents	$198,912	149,662	486,377
Accounts receivable	204,424	180,175	149,733
Inventories	70,941	81,368	75,495
Prepaid and other	66,233	52,377	78,057
Total Current Assets	540,510	463,582	789,662
Product Development Assets	58,851	67,149	82,940
Technology, Property and Equipment	190,811	184,050	188,718
Intangible Assets	992,618	961,588	984,661
Goodwill	1,003,290	851,309	903,665
Income Tax Deposits	64,036	61,001	64,037
Other Assets	62,659	61,782	63,682
Total Assets	2,912,775	2,650,461	3,077,365

Current Liabilities
Short-term debt	50,000	-	-
Accounts and royalties payable	180,033	161,649	142,534
Deferred revenue	163,902	138,354	385,654
Accrued employment costs	66,737	83,738	118,503
Accrued income taxes	10,127	7,804	13,324
Accrued pension liability	4,625	4,389	4,671
Other accrued liabilities	52,976	44,579	64,901
Total Current Liabilities	528,400	440,513	729,587
Long-Term Debt	749,513	647,900	700,100
Accrued Pension Liability	155,497	203,266	164,634
Deferred Income Tax Liabilities	234,685	194,639	222,482
Other Long-Term Liabilities	82,278	77,773	78,314
Shareholders' Equity	1,162,402	1,086,370	1,182,248
Total Liabilities & Shareholders' Equity	$2,912,775	2,650,461	3,077,365

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Six Months Ended
	October 31,
	2014	2013
Operating Activities:
Net income	$87,423	72,130
Amortization of intangibles	25,754	21,901
Amortization of composition costs	20,810	22,827
Depreciation of technology, property and equipment	30,510	28,909
Restructuring and impairment charges	(155)	27,857
Restructuring payments	(16,267)	(12,453)
Deferred tax benefits on U.K. rate changes	-	(10,634)
Share-based compensation expense	8,118	7,305
Excess tax (benefits) charges from share-based compensation	(1,774)	1,672
Royalty advances	(47,997)	(44,005)
Earned royalty advances	64,939	59,926
Other non-cash charges and credits	20,436	29,651
Change in deferred revenue	(223,731)	(229,572)
Income tax deposit	(3,783)	(10,433)
Net change in operating assets and liabilities, excluding acquisitions	(58,419)	(31,579)
Cash Used for Operating Activities	(94,136)	(66,498)

Investments in organic growth:
Composition spending	(16,934)	(19,290)
Additions to technology, property and equipment	(29,584)	(26,199)

Free Cash Flow	(140,654)	(111,987)

Other Investing and Financing Activities:
Acquisitions, net of cash	(172,145)	(739)
Proceeds from sale of consumer publishing programs	1,100	-
Repayment of long-term debt	(228,051)	(293,500)
Borrowings of long-term debt	275,070	268,400
Borrowings of short-term debt	50,000	-
Change in book overdrafts	(8,123)	(23,836)
Cash dividends	(34,402)	(29,347)
Purchase of treasury shares	(41,534)	(18,533)
Proceeds from exercise of stock options and other	18,876	24,900
Excess tax benefits (charges) from share-based compensation	1,774	(1,672)
Cash Used for Investing and Financing Activities	(137,435)	(74,327)

Effects of Exchange Rate Changes on Cash	(9,376)	1,836

Decrease in Cash and Cash Equivalents for Period	$(287,465)	(184,478)

RECONCILIATION TO GAAP PRESENTATION
Investing Activities:
Composition spending	$(16,934)	(19,290)
Additions to technology, property and equipment	(29,584)	(26,199)
Acquisitions, net of cash	(172,145)	(739)
Proceeds from sale of consumer publishing programs	1,100	-
Cash Used for Investing Activities	$(217,563)	(46,228)

Financing Activities:
Cash Used for Investing and Financing Activities	$(137,435)	(74,327)
Excluding:
Acquisitions, net of cash	(172,145)	(739)
Proceeds from sale of consumer publishing programs	1,100	-
Cash Provided by (Used for) Financing Activities	$33,610	(73,588)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: December 9, 2014